                                                                    Exhibit 23.2

Board of Directors
Essentially Yours Industries Corp.
Las Vegas, Nevada



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated October 24, 2002, on the financial statements of Essentially Yours Industries Corp. as of July 31, 2001 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

November 8, 2002